EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27555) pertaining to the 1997 Stock Incentive Plan of Journal Register Company of our report dated February 9, 1999, with respect to the consolidated financial statements and schedule of Journal Register Company included in the Annual Report (Form 10-K) of Journal Register Company for the year ended December 31, 1998.


                                                  Ernst & Young LLP

MetroPark, New Jersey
March 25, 1999